    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997.

                                                      REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ELMWOOD FUNDING LIMITED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           CAYMAN ISLANDS                                 N/A
   (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                 P.O. BOX 1984
                              ELIZABETHAN SQUARE
                                  GEORGE TOWN
                                 GRAND CAYMAN
                              BRITISH WEST INDIES
                                (345) 949-8244
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                   DEUTSCHE MORGAN GRENFELL (CAYMAN) LIMITED
                                 P.O. BOX 1984
                              ELIZABETHAN SQUARE
                                  GEORGE TOWN
                                 GRAND CAYMAN
                              BRITISH WEST INDIES
                            ATTENTION: DARREN RILEY
                                (345) 949-8244
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
                                  COPIES TO:
     DONALD A. BENDERNAGEL, ESQ.                 BRIAN D. RANCE, ESQ.
      CITICORP SECURITIES, INC.             MILBANK, TWEED, HADLEY & MCCLOY
           399 PARK AVENUE                      1 CHASE MANHATTAN PLAZA
             11TH FLOOR                        NEW YORK, NEW YORK 10005
      NEW YORK, NEW YORK 10043
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ---------------
                        CALCULATION OF REGISTRATION FEE

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
                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF SECURITIES         AMOUNT BEING     OFFERING PRICE       AGGREGATE       REGISTRATION
      BEING REGISTERED           REGISTERED        PER UNIT(1)    OFFERING PRICE(1)        FEE
--------------------------------------------------------------------------------------------------
Trust Certificates..........     $50,000,000          100%           $50,000,000       $15,151.52
Trust Certificates to be
 sold in market-making
 transactions(2)............         --                --                --                --
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.
(2) This Registration Statement also registers an indeterminate amount of securities to be sold by Citicorp Securities, Inc. or its affiliates in market-making transactions where required.
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

PROSPECTUS

TRUST CERTIFICATES
(ISSUABLE IN SERIES)

ELMWOOD FUNDING LIMITED
(a company incorporated with limited liability in the Cayman Islands on September 17, 1996)
DEPOSITOR

The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series"), denominated in U.S. dollars. Certificates of each respective Series will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus.

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security issued pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "Commission") or in a debt security issued, or directly and fully guaranteed or insured, by the Government of the United States of America or by any entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America and exempt from the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a) (2) thereof ("Government Securities") or a pool of such debt securities (the "Underlying Securities"), together with other assets (such as guarantees, letters of credit, financial insurance, interest rate and or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Certificates, all as described in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Elmwood Funding Limited, a company incorporated with limited liability in the Cayman Islands on September 17, 1996 (the "Depositor"), pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") between the Depositor and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities that are not Government Securities will represent senior debt obligations issued by one or more corporations organized under the laws of the United States of America or any state thereof. As a condition to the deposit into a Trust of Underlying Securities that are not Government Securities constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates, as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, including reports on Forms 10-K and 10-Q, and other information with the Commission and will meet certain other criteria described under the heading "Description of Deposited Assets--Underlying Securities Issuer". The Underlying Securities that are not Government Securities will be purchased by the Depositor in the secondary market and, correspondingly, will not be acquired from the issuer thereof (whether as part of any distribution by or pursuant to any agreement with such issuer or otherwise). No such issuer of Underlying Securities will participate in the offering of the Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance by the Depositor of the Certificates. See "Description of Certificates".

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee. The Certificates of each Series will not represent an obligation of or interest in the Depositor, Citicorp Securities, Inc. (the "Offering Agent") or any of their respective affiliates. Neither the Certificates nor the Deposited Assets (unless otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality (except in the case of Government Securities), or by the Depositor, Citicorp Securities, Inc. or their respective affiliates.

Application will be made to list each Series of Certificates on the New York Stock Exchange. At the time of issue, each Series of Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There will be no market for any Series of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. To locate the definition of a defined term herein, see the "Index of Defined Terms" located at the back of this Prospectus.

Each Series of Certificates initially will be represented by one or more global securities (each, a "Global Security") registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates in registered form without coupons ("Definitive Certificates") will be available only under the limited circumstances described herein under the heading "Description of the Certificates--Global Securities".

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN UNDER "RISK FACTORS," BEGINNING ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                ---------------

                           CITICORP SECURITIES, INC.


                                 June 16, 1997

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount thereof, (b) a description of the material economic terms of the Deposited Assets, (c) the identity of each issuer of the Underlying Securities (together with, if applicable in the case of any Government Securities, the name of any governmental agency or instrumentality that is guaranteeing or insuring such Government Securities) and each obligor with respect to any of the other Deposited Assets, (d) the name of the Trustee, (e) the Certificate Rate (as defined below) or the applicable method of calculation thereof, (f) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (g) the date of issue, (h) the scheduled final Distribution Date, if applicable, (i) the offering price and (j) any other material terms of Certificates of such Series (including terms relating to the rights of the Trust or any third party to redeem or purchase such Certificates prior to the scheduled final Distribution Date). See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Depositor does not intend to send any financial reports to Certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Elmwood Funding Limited, c/o Deutsche Morgan Grenfell (Cayman) Limited, P.O. Box 1984, Elizabethan Square, George Town, Grand

Cayman, British West Indies, Attention: Darren Riley. Telephone requests for such copies should be directed to Elmwood Funding Limited, c/o Deutsche Morgan Grenfell (Cayman) Limited at 345-949-8244.

                         REPORTS TO CERTIFICATEHOLDERS

  Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of the related Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. If Definitive Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Certificateholders in accordance with the Trust Agreement. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                       ENFORCEMENT OF CIVIL LIABILITIES

  The Depositor is a Cayman Islands company and its directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such directors and the Depositor, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it ordinarily could be difficult for investors to effect service of process within the United States on any of these parties who reside outside the United States or to recover against them on judgments of United States courts predicated upon civil liability under the United States federal securities laws. Notwithstanding the forgoing, the Depositor has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of Certificates made hereby in the United States by serving Donald A. Bendernagel, Esq., Citibank, N.A., 399 Park Avenue, 11th Floor, New York, New York 10043, its United States agent appointed for that purpose. The Depositor has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Depositor predicated upon the civil liability provisions of the United States federal securities laws and (ii) original actions brought in the Cayman Islands against such persons or the Depositor predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's public policy.

  References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                 RISK FACTORS

  In connection with an investment in the Certificates of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the relevant Prospectus Supplement.

  LIMITED LIQUIDITY. There will be no market for any Series of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates. The Depositor has been advised by the Offering Agent that the Offering Agent intends to make a market in the Certificates, as permitted by applicable laws and regulations, after the issuance thereof. The Offering Agent is not obligated, however, to make a market in the Certificates of any Series and any such market making activity may be discontinued at any time without notice at the sole discretion of the Offering Agent. If an active public market for the Certificates does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected.

  RECOURSE LIMITED. The Certificates will not represent a recourse obligation of or interest in the Depositor, the Offering Agent or any of their respective affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality (except in the case of Government Securities that are guaranteed or insured by a governmental agency or instrumentality), the Depositor, the Offering Agent, any person or entity affiliated with the Depositor or the Offering Agent, or any other person or entity. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security to the Depositor. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only source of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor.

  LIMITED ASSETS. The only material assets of any Trust will be the Deposited Assets corresponding to the related Series of Certificates being offered. The Certificates do not represent obligations of the Depositor, the Offering Agent or any of their respective affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, the Offering Agent, any of their respective affiliates or any other person or entity (except in the case of Government Securities that are guaranteed or insured by a governmental agency or instrumentality). Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets. See "Description of Deposited Assets and Credit Support".

  EARLY REDEMPTION; REDUCTION IN YIELD. The timing of distributions of interest, premium (if any) and principal of any Series of Certificates is affected by a number of factors. In particular, the type and maturities of the Underlying Securities and the terms, if any, upon which the Underlying Securities may be subject to early redemption or purchase (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity will generally affect the weighted average life of the related Series of Certificates. The effective yield to holders of the Certificates of any Series may also be affected by certain aspects of the Deposited Assets.

  With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities, or by the exercise of such call option, prior to the stated maturity thereof. A variety of tax, accounting, economic and other factors will influence whether an issuer or call option holder exercises any right of redemption or call right in respect of its securities. All else remaining unchanged, if interest rates fall significantly below the interest rates prevailing at the time of issuance of the Certificates, the likelihood of redemption or call would be expected to increase. In addition, if there is a material reduction in the credit risk associated with the Underlying Securities Issuer, the likelihood of redemption of any redeemable Underlying Securities would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer or otherwise, or callable at the option of a third party, will be repaid or called prior to its stated maturity.

  The Underlying Securities will generally be subject to acceleration upon the occurrence of certain Underlying Security Events of Default, although Government Securities may be subject to few or no Underlying Security Events of Default. See "Description of the Deposited Assets--Underlying Securities Indenture" below. The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other social, geographic, legal and economic factors.

  The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

  The yield to maturity of any Series of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Certificate Rate for such Series is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Certificate Rate applicable to such Certificates may affect the yield thereon.

  The applicable Prospectus Supplement for a Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

  NEED TO OBTAIN INFORMATION CONCERNING UNDERLYING SECURITIES ISSUERS. A prospective purchaser of Certificates should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Offering Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement. The issuance of Certificates of any Series should not be construed as an endorsement by the Depositor, the Offering Agent or the Trustee of the financial condition or business prospects of any Underlying Securities Issuer.

  RISK OF LOSS IF PUBLIC INFORMATION NOT AVAILABLE. If an obligor on any Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will instruct the Trustee of the relevant Trust to sell all of such Concentrated Underlying Securities, which sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities.

  CERTAIN LEGAL ASPECTS. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series of Certificates being offered in connection with that Prospectus Supplement or the assets assigned and delivered to the related Trust.

  RATINGS OF THE CERTIFICATES. At the time of issue, the Certificates of any given Series offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant.

  GLOBAL SECURITIES. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depository (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depository and its respective participants and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depository's system, or otherwise to act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and any further description contained in the related Prospectus Supplement.

  LIMITATION ON REMEDIES DUE TO PASSIVE NATURE OF THE TRUST. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. As a result, in the event that the value of a Deposited Asset declines, an investor in Certificates of the relevant Series that would have disposed of a direct investment in that Deposited Asset prior to such decline will incur losses by reason of its investment in the Certificates and the Trust's continued holding of such Deposited Asset. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (and as described below under "Description of Deposited Assets--Principal Economic Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

  The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series.

  AMENDMENT OF TRUST AGREEMENT. By its own terms, the Trust Agreement may be amended or otherwise modified with the consent of a percentage of Certificateholders specified in the Prospectus Supplement (which percentage will not be less than a majority). Any such amendment or other modification could have a material adverse effect on those Certificateholders of the relevant Series that do not consent to such amendment or other modification. However, the Trust Agreement provides that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Certificateholders of a Series may become effective only with the consent of each affected Certificateholder of that Series and that, if so specified in the applicable

Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Certificates of a Series by a Rating Agency would require the consent of a higher percentage of Certificateholders of that Series (as specified in the Prospectus Supplement).

  GENERAL UNAVAILABILITY OF OPTIONAL EXCHANGE. Although the Prospectus Supplement for a Series of Certificates may designate such Series as an "Exchangeable Series" and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust, any such right of exchange will be exercisable only to the extent that such exchange would not be inconsistent with continued satisfaction of Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" for U.S. Federal income tax purposes. See "Description of the Certificates--Optional Exchange". Accordingly, the right of optional exchange described in this Prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the relevant Prospectus Supplement will generally be available only to the Depositor and the Offering Agent and their respective affiliates and designees. Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust.

                                 THE DEPOSITOR

  The Depositor was incorporated in the Cayman Islands on September 17, 1996 by a firm of attorneys at law with its principal place of business in the Cayman Islands. The registered office of the Depositor is P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The principal business office of the Depositor is at P.O. Box 1984, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

  The affairs of the Depositor are administered by Deutsche Morgan Grenfell (Cayman) Limited ("DMG") pursuant to an Administration Agreement dated as of March 14, 1997, as amended, between the Depositor and DMG. As of the date hereof, DMG is located at P.O. Box 1984, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies, Telephone: 345-949-8244.

  The Memorandum and Articles of Association of the Depositor provide that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates.

  All of the issued capital stock of the Depositor is held by a trust established by DMG, as trustee, for the benefit of one or more organizations or entities that under the laws of the Cayman Islands would be recognized as exclusively charitable, each of which organizations and/or entities will be identified by the trustee during the three month period after the termination of such trust in accordance with its terms. The Depositor is not affiliated with Citicorp Securities, Inc.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of each Series of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets. Any remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor (or any administrator thereof) incurred in connection with the ongoing activities of a Trust.

                            FORMATION OF THE TRUST

  The Depositor will assign and deliver the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). The Trustee will take such steps as may be necessary to ensure that, to the extent the assignment of the Deposited Assets to the Trust by the Depositor could be treated under applicable law as a financing as opposed to an absolute sale, the Trust will have a first priority perfected security interest (or its equivalent) in the Deposited Assets as against other creditors of the Depositor.

  Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties).

  Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Excluded Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets; and (iv) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.

                          DESCRIPTION OF CERTIFICATES

  Each Series of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto between the Depositor and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets and related Trust. The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement that is not described herein or the description of which is different in any material respect from the description contained herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

  A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Registration Statement on Form 8-A to be filed with the Commission in connection with the issuance of such Series.

GENERAL

  With respect to each Trust, the entire beneficial ownership in the Deposited Assets held by such Trust under the related Trust Agreement will be represented by the Certificates of the relevant Series.

  Reference is made to the related Prospectus Supplement for a description of the following terms of the Series of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

    (i) the title of such Certificates;

    (ii) the Series of such Certificates;

    (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

    (iv) the dates on which or periods during which such Series of Certificates may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series will be distributable;

    (v) whether the Certificates of such Series are Fixed Rate Certificates or Floating Rate Certificates (each, as defined below) and the applicable interest rate (the "Certificate Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Variable Certificate Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series will be distributable and the related Record Dates, if any;

    (vi) the option, if any, of any specified Certificateholder of such Series to receive a portion of the assets of the Trust (or of the proceeds obtained by the Trust upon the sale or other disposition of such assets) in exchange for surrendering such Certificateholder's Certificate (in each case to the extent not inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder and for treatment of the Trust as a "grantor trust" for U.S. Federal income tax purposes) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

    (vii) the option, if any, of any specified third party (which may include one or more of the Depositor, the Offering Agent or their respective affiliates) to purchase Certificates held by a Certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

    (viii) the rating of each Series offered hereby;

    (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series will be issuable;

    (x) the identity of the Depository (as defined below), if other than The Depository Trust Company, for such Certificates;

    (xi) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust; and

    (xii) all other material terms of such Series of Certificates.

  The United States Federal income tax consequences and ERISA consequences relating to any Series of Certificates will be described in the applicable Prospectus Supplement.

  Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of The Depository Trust Company or any other specified Depositary. In the event that Definitive Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held, resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

  Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date").

  Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Certificates will be made, except as provided below, by check mailed to the Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depository). A Certificateholder of $10,000,000 or more in aggregate principal amount of Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 15 calendar days prior to the applicable Distribution Date.

  Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if the Certificate Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series of Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

  The interest rate applicable to the Certificates (the "Certificate Rate") will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities and any payments payable in respect of the Retained Interest (if any). The Certificate Rate may be either a fixed rate or a floating rate.

  Fixed Rate Certificates. Each Series of Certificates with a fixed Certificate Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment, except that, if so specified in the applicable Prospectus Supplement, the Certificate Rate for such Series may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Certificates. Each Series of Certificates with a variable Certificate Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series at the Initial Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Certificate Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate
Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate") or (v) the CD Rate (a "CD Rate Certificate"). The "Index Maturity" for any Series of

Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Certificate Principal Balance at a higher rate.

  As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Certificate Rate"). In addition to any Maximum Certificate Rate that may be applicable to any Series of Floating Rate Certificates, the Certificate Rate applicable to any Series of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

  The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Certificate Rates on each Series of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series.

  The Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that unless otherwise specified in such Prospectus Supplement, the Certificate Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Series of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, as specified in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

  With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

  Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Certificate Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  Interest on any Series of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

  Upon the request of the holder of any Floating Rate Certificate of a given Series, the Calculation Agent for such Series will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

  (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

  (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper".

In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                       D X 360 X 100
  Money Market Yield = -------------
                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

  The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

  (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Certificate Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

  The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

    (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

    (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

  (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Certificate Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificate-Treasury bills auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Certificate Rate).

  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

  The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

  Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate until the aggregate Certificate Principal Balance has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series will be specified in the related Prospectus Supplement. Ordinary distributions of principal in respect of any Series of Certificates will be made on a pro rata basis among all the Certificates of such Series.

OPTIONAL EXCHANGE

  If a (or a specified) holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a (or a specified) holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that (a) any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" for U.S. Federal income tax purposes and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately after such exercise. See "Risk Factors--General Unavailability of Optional Exchange". Such terms may relate to, but are not limited to, the following:

    (a) a requirement that the exchanging holder tender to the Trustee all Certificates within such Exchangeable Series;

    (b) a minimum Certificate Principal Balance with respect to each Certificate being tendered for exchange;

    (c) a requirement that the Certificate Principal Balance of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

    (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

    (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any assets (other than securities that are not Underlying Securities) deposited in the applicable Trust; and

    (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

  Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series to be exchanged by the applicable Certificateholder, the trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Certificate, the Certificate Principal Balance of such Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. Such Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which shall be in the name of the holder of such exchanged Certificate).

  Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depository's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depository's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depository of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

  Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

CALL RIGHT

  If one or more specified persons has the right to purchase all or a portion of the Trust Certificates of any given Series, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Trust Certificates of a Series will be specified in the related Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

    (a) a minimum Certificate Principal Balance with respect to each Certificate being purchased;

    (b) a requirement that the Certificate Principal Balance of each Certificate being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

    (c) specified dates during which such a purchase may be effected (each, a "Call Date"); and

    (d) the price at which such a purchase may be effected (the "Call
  Price").

  After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Trust Certificates described in such Prospectus Supplement, each Certificateholder will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the call right will not be exercised unless the value of any Trust Certificate being purchased exceeds the Call Price payable upon exercise to the Certificateholder in respect of such Trust Certificate.

GLOBAL SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, or such other depositary identified in the related Prospectus Supplement (the "Depository"), and registered in the name of a nominee of the Depository. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

  The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of, and to facilitate the clearance and settlement of securities transactions among, the institutions that have accounts with the Depository ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

  Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons or entities that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or by participants or persons or entities that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the owner of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholders thereof under the Trust Agreement governing such Certificates. Because the Depository can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depository's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

  Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Depositor expects that the Depository for Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be registered in "street name" and will be the responsibility of such participants.

  If the Depository for Certificates of a given Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Series in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Series, an owner of a beneficial interest in a

Global Security representing Certificates of such Series may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name. Individual Definitive Certificates of such Series so issued will be issued in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof.

  The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

                        DESCRIPTION OF DEPOSITED ASSETS

GENERAL

  Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security issued pursuant to an effective registration statement filed with the Commission or in a debt security issued, or directly and fully guaranteed or insured, by the Government of the United States of America or by any entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America and exempt from the Securities Act by reason of Section 3(a)(2) thereof ("Government Securities") or a pool of such debt securities (the "Underlying Securities"), together with other assets (which may include guarantees, letters of credit, financial insurance, interest rate and/or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Certificates, all as described in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). The Underlying Securities that are not Government Securities will represent senior debt obligations issued by one or more Underlying Securities Issuers, each of which will satisfy certain Eligibility Criteria described below under "Underlying Securities Issuer". The Underlying Securities that are not Government Securities will be purchased by the Depositor in the secondary market and, correspondingly, will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). No Underlying Securities Issuer will participate in the offering of the Certificates. Unless otherwise indicated in the applicable Prospectus Supplement with respect to Underlying Securities that are Government Securities, no Underlying Securities Issuer will receive any of the proceeds from the sale of Underlying Securities to the Depositor or from the issuance by the Depositor of the Certificates, and none of the Depositor, Citicorp Securities, Inc. or any of their respective affiliates will have participated in the initial public offering of any Underlying Securities.

  This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any Underlying Securities Indenture (as defined below).

  The related Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

SELECTION OF DEPOSITED ASSETS

  The Offering Agent may from time to time identify to the Depositor Underlying Securities and other Deposited Assets to be deposited into a Trust and, in connection therewith, will structure and identify to the Depositor the terms and conditions of Certificates representing undivided beneficial interests therein (including, without limitation, as to whether such Certificates will be a Callable Series or an Exchangeable Series). If the board of directors of the Depositor (which is independent of the Offering Agent), after reviewing a transaction identified by the Offering Agent, decides to participate in such transaction, then the Depositor will deposit the identified Underlying Securities and other Deposited Assets into a Trust and cause such Trust to issue Certificates representing undivided beneficial interests therein.

UNDERLYING SECURITIES ISSUER

  Each Underlying Securities Issuer will be a corporation organized under the laws of the United States of America or any state thereof or (in the case of Government Securities) the Government of the United States of America or an entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America. Each Prospectus Supplement will include the following information concerning the identity of each Underlying Securities Issuer: (i) its jurisdiction of incorporation; (ii) the date of its incorporation; (iii) the address of its principal executive offices; and (iv) its Internal Revenue Service employer identification number (collectively, "Identifying Information"). Identifying Information will be obtained by the Depositor from publicly available sources. With respect to Underlying Securities that are Government Securities, each Prospectus Supplement will include the name of the issuer of such Government Securities and, if such Government Securities are guaranteed or insured by the Government of the United States of America or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America, the name of such guarantor or insurance provider.

  As a condition to the deposit into a Trust of any Underlying Securities that are not Government Securities constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates (a "Concentrated Underlying Security"), such Underlying Securities and the related Underlying Securities Issuer will, at the time of such deposit, meet the following criteria (collectively, the "Eligibility Criteria"):

    (1) the Underlying Securities will have been issued pursuant to an effective registration statement filed under the Securities Act;

    (2) a class of equity securities of the Underlying Securities Issuer will have been registered under Section 12(b) or 12(g) of the Exchange Act;

    (3) the Underlying Securities Issuer will be subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, will be obligated to file reports, including reports on Forms 10-K and 10-Q, and other information with the Commission;

    (4) the Underlying Securities Issuer: (a) will have been subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act for a period of at least twelve calendar months immediately preceding the deposit date; and (b) will have filed in a timely manner all reports required to be filed under such periodic reporting requirements during the twelve calendar months and any portion of a month immediately preceding the deposit date;

    (5) the Underlying Securities Issuer will have outstanding voting securities (excluding securities held by affiliates of the Underlying Securities Issuer) having an aggregate market value of at least
  $75,000,000; and

    (6) the Underlying Securities will be rated at least "BBB-" or "Baa3" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc. (or any comparable rating by another nationally recognized statistical rating organization).

  The determination of whether Concentrated Underlying Securities and the related Underlying Securities Issuer meet the Eligibility Criteria will be made by reference to publicly available sources (and without other independent investigation).

  Reports and information referred to in paragraph (3) above may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W.

Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

  WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE CERTIFICATEHOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN OTHER SECURITIES ISSUED BY THE UNDERLYING SECURITIES ISSUER. None of the Depositor, the Trustee, the Offering Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., Identifying Information, information of the type described in an applicable Prospectus Supplement under "Underlying Securities Indenture" and "Principal Economic Terms of Underlying Securities" and as to whether Concentrated Underlying Securities and the related Underlying Securities Issuer meet the "Eligibility Criteria" described above).

UNDERLYING SECURITIES INDENTURE

  General. Each Underlying Security that is not a Government Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

  Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets; or (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities or both.

  The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. Concentrated Underlying Securities, because they are investment grade debt, are unlikely to be subject to extensive restrictive covenants. Other Underlying Securities, if not rated investment grade, generally will be subject to more extensive restrictive covenants. In any event, there can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security (as defined below) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

  Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

  Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

  Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprising a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a holder of Certificates will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Certificateholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (all such securities of the same series and class, herein "Outstanding Debt Securities") in determining whether to require the acceleration of the Underlying Securities.

  Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

  Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

  The Underlying Securities Indenture with respect to Secured Underlying Securities may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

  Government Securities. The foregoing description of the Underlying Securities Indenture would generally not be applicable to any Underlying Securities that are Government Securities. Government Securities included as Underlying Securities will be exempt from the Securities Act by reason of
Section 3(a)(2) thereof. Accordingly, such Government Securities will also be exempt from the Trust Indenture Act by reason of Section 304 thereof.

  Agreements governing or otherwise relating to Government Securities may not contain restrictive or financial covenants, or events of default, similar to those (if any) contained in indentures relating to Underlying Securities issued by private issuers. In addition, agreements governing or otherwise relating to Government Securities may not provide for the right to declare all or a portion of the principal and accrued interest on outstanding Government Securities to be immediately due and payable upon the occurrence of certain events of default.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

  Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities;
(xii) the rating thereof, if any, (xiii) the principal United States market on which the Underlying Securities are traded; (xiv) if the Underlying Securities are Government Securities guaranteed or insured by the Government of the United States of America or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America, the name of such guarantor or insurance provider; and (xv) any other material terms of such Underlying Securities.

  With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

  If an obligor on Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such obligor may be unavailable. In the event such obligor ceases to file periodic reports under the Exchange Act, the Depositor will instruct the Trustee of the relevant Trust to sell all of such Concentrated Underlying Securities (with the proceeds of such sale being distributable to the Certificateholders of the relevant Series as otherwise described herein). Any such sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities.

OTHER DEPOSITED ASSETS

  In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, other assets (such as guarantees, letters of credit, financial insurance, interest rate and/or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Certificates, all as described in the applicable Prospectus Supplement. With respect to any such other assets that are material to the amount or timing of payments on the Certificates of any Series, the applicable Prospectus Supplement will contain a description of the material terms thereof and, if relevant, information relating to any obligor thereon or issuer thereof, all in a manner analogous to the description of the Underlying Securities.

  Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust, and the Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets.

COLLECTIONS

  The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets for a particular Series of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates.

                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

  The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the Standard Terms for Trust Agreements filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Standard Terms for Trust Agreements. Wherever particular sections or defined terms of the Standard Terms for Trust Agreements are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

  At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities and any other Deposited Asset specified in the Prospectus Supplement to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. (Section 2.01) Concurrently with such assignment, the Trustee will execute, authenticate and deliver the Certificates to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. (Section 2.05) Each Deposited Asset will be identified in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

  In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee will hold such documents in trust for the benefit of the Certificateholders. (Sections 2.01 and 2.02)

  The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated to cure the breach in all material respects. (Sections 2.04 and 2.05)

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

  General. With respect to any Series of Certificates, the Trustee, directly or through sub-administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Certificates and will deposit in such accounts all amounts received by it with respect to the Deposited Assets. (Section 3.03) The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more eligible investments bearing interest or sold at a discount. Except as otherwise provided in the applicable Series Supplement, any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Certificateholders (and, if applicable, the holder of the Retained Interest) pro rata in proportion to their interest in the invested funds. (Section 3.05)

  The Trustee will make reasonable efforts to collect all scheduled payments under the Deposited Assets in a manner consistent with the Trust Agreement. (Section 3.02) Except as otherwise expressly set forth in the Trust Agreement or the applicable Series Supplement, however, the Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties under the Trust

Agreement or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 7.01)

  Sub-Administration. The Trustee may enter into agreements (each a "Sub-Administration Agreement") with one or more agents meeting the qualifications set forth in the Trust Agreement (each a "Sub-Administrative Agent") in order to delegate certain of its administrative obligations in respect of the Deposited Assets to such Sub-Administrative Agents, provided that the Trustee will remain obligated with respect to its obligations under the Trust Agreement. (Section 7.02) Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement.

  Each Sub-Administration Agreement will be consistent with the terms of the Trust Agreement, and any such delegation to a Sub-Administrative Agent will not be permitted if it would result in a withdrawal or downgrading of the rating of the relevant Series of Certificates issued pursuant to the Trust Agreement. (Section 7.02)

  The Trustee will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Trustee, pursuant to the Trust Agreement with respect to the particular Series of Certificates, is sufficient to pay such fees. Each Sub-Administrative Agent will be reimbursed by the Trustee for certain expenditures which it makes, generally to the same extent the Trustee would be reimbursed under the terms of the Trust Agreement relating to such Series. See "Trustee Compensation and Payment of Expenses".

  Realization upon Defaulted Deposited Assets. Unless otherwise provided in the applicable Prospectus Supplement, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset (Section 3.07), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it will not be required to expend or risk its own funds or otherwise incur financial liability. (Section 6.02) If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. (Section 3.07)

RETAINED INTEREST

  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. (Section 3.08) A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. (Section 1.01) Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, after deduction of all applicable fees as provided for in the Trust Agreement, the Trustee will allocate on a pari passu basis any partial recovery on an Underlying Security between the Retained Interest (if any) and the Certificateholders of the applicable Series. (Section 3.08)

TRUSTEE COMPENSATION AND PAYMENT OF EXPENSES

  The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates. (Section 7.06)

  The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as Trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

  Subject to the terms of the Trust Agreement, all Extraordinary Expenses (as defined in the Trust Agreement), to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust.

  The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the "Required Percentage--Remedies" (as defined in the Trust Agreement) of the aggregate principal amount of Certificates then outstanding, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust) in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

  The distribution of interest and principal on Certificates issued in registered form will be made (i) if the Certificates are held in book-entry form, to the relevant book-entry depository, which will credit the relevant participant's account at such book-entry depository in accordance with the policies and procedure of such book-entry depository or (ii) if the Certificates are not held in book-entry form, at the corporate trust office of the Trustee as specified in the Trust Agreement or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address appears in the Certificate register. (Section 4.02) Subject to the terms and conditions of the Trust Agreement, with respect to Certificates not held in book-entry form and having the minimum wire denomination specified in the Trust Agreement, such payment will be made by wire transfer of immediately available funds to the account designated by the holder in a written request received by the Trustee not later than 10 days prior to the relevant distribution date; provided that if a wire transfer cannot be made for any reason, payment will be made by check. The Trustee will not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

  Unless specified otherwise in a Series Supplement, the final distribution of principal, interest and/or premium will be made upon presentation and surrender of such Certificates at the corporate trust office of the Trustee as specified in the Trust Agreement.

OPTIONAL EXCHANGE

  The terms and conditions, if any, upon which Certificates of any Series may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided that any right of exchange will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with the Depositor's and the Trustee's continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" for United States federal income tax purposes.

  Any tender of a Certificate by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised by the holder of a Certificate for less than aggregate principal amount of such Certificate as long as the aggregate principal amount outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate will be cancelled and a new Certificate or Certificates for the remaining principal amount of the Certificate will be issued (which, in the case of any Certificate issued in registered form, will be in the name of the holder of such exchanged Certificate).

VOTING RIGHTS WITH RESPECT TO UNDERLYING SECURITIES

  Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Certificateholders of record on the relevant record date.

  Upon the written request of the applicable Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended, the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

  Unless otherwise specified in the applicable Series Supplement, the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof will be allocated among the Certificateholders pro rata, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates.

  By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Certificateholder agrees so long as it is an owner of such Certificate that it will not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Certificates held by such Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Certificateholder. (Section 5.14) The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth in Section 5.14 of the Trust Agreement nor will it accept or take any action in respect of any consent, proxy or instructions received from any Certificateholder in contravention of the provisions of such Section.

LIMITATIONS ON RIGHTS OF CERTIFICATEHOLDERS

  No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect to the Trustee or the Trust unless such holder previously has given to the Trustee written notice of breach and unless
(i) such holder has previously given to the Trustee a written notice of breach and of the continuance thereof, (ii) the holders of Certificates of such Series evidencing not less than the "Required Percentage --Remedies" of the Voting Rights of such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, (iii) the Trustee for 15 days has neglected or refused to institute any such proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the "Required Percentage--Remedies" of the aggregate Voting Rights of such Series. (Section 10.02) The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 10.02)

MODIFICATION AND WAIVER

  The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under the Trust Agreement which will not adversely affect the interests of the Holders in any material respect; (ii) to evidence and provide for the acceptance of appointment thereunder of a change in Trustee as Trustee for a Series of Certificates subsequent to the Closing Date for such Series, and to add to or change any of the provisions of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts thereunder by more than one trustee, pursuant to the requirements of Section 5.01 thereof; or (iii) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts thereunder; provided that no amendment will be permitted if it would result in a withdrawal or downgrading of the rating of the relevant Series of Certificates or if such amendment would cause any Trust created under the Trust Agreement to fail to qualify as a "grantor trust" for U.S. Federal income tax purposes. (Section 10.01)

  Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage --Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided that no such amendment will
(i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Certificate without the consent of the holders of such Certificates or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the Holders of all Certificates of such Series or Class then Outstanding. (Section 10.01)

  Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 5.19).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

  Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of a given Series, the Trustee will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

    (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any swap agreement entered into by the Trust pursuant to the terms of the Trust Agreement;

    (ii) any amounts payable by the Trust for such date pursuant to any swap agreement entered into by the Trust pursuant to the terms of the Trust Agreement;

    (iii) the amount of such distribution allocable to principal of and premium, if any, and interest on the Certificates of such Series, and the amount of aggregate unpaid interest accrued as of such distribution date;

    (iv) in the case of Certificates bearing interest on a floating rate basis, the respective floating rate applicable to such Certificates on such distribution date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

    (v) such other customary information as the Trustee deems necessary or desirable, (or that any such Certificateholder reasonably requests in writing) to enable such Certificateholders to prepare their tax returns;

    (vi) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such distribution date;

    (vii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current rating assigned by the applicable rating agency thereon and the current interest rate or rates thereon at the close of business on such distribution date;

    (viii) the aggregate principal amount (or notional amount, if applicable) of each Series at the close of business on such distribution date, separately identifying any reduction in such aggregate principal amount (or notional amount) due to the allocation of certain realized losses on such distribution date or otherwise, as provided in the Trust Agreement; and

    (ix) as to any Series for which credit support has been obtained, the amount or notional amount of coverage of each element of credit support (and rating, if any, thereof) included therein as of the close of business on such distribution date.

  In the case of information furnished pursuant to subclauses (i), (ii), (iii) and (v) above, the amounts will be expressed as a U.S. dollar amount (or equivalent thereof in any other specified currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i), (ii), (iii) and (v) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. (Section 4.03)

  Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register. (Section 10.04)

EVIDENCE AS TO COMPLIANCE

  The Trust Agreement will also provide for delivery to the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement from the principal executive, financial or accounting officer of the Depositor as to his or her knowledge of the Depositor's compliance with all conditions and covenants under the Trust Agreement. (Section 3.10).

  Copies of the annual statement of an officer of the Depositor may be obtained by Certificateholders without charge upon written request to the Trustee at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

  Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York, or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless. (Section 5.05)

TERMINATION

  The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account and required to be paid to them pursuant to the Trust Agreement following the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices", and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 9.01)

DUTIES OF THE TRUSTEE

  The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates. (Section 7.04) However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement. (Section 7.01)

THE TRUSTEE

  The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor and its affiliates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of the material Federal income tax consequences of the purchase, ownership and disposition of Certificates that will apply to any Series of Certificates. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this discussion is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle", a "hedge" or a "conversion transaction". The discussion contained herein assumes that the aggregate deemed purchase price of the Certificates (as described herein), excluding accrued interest on the Underlying Securities, will at least equal the stated principal amount of the Underlying Securities. If this is not the case for a particular Series of Certificates (and to the extent otherwise applicable), the Prospectus Supplement relating to such Series will contain a discussion of any additional material Federal income tax consequences applicable to Certificates of that Series. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

  Each Trust will be provided with an opinion of Milbank, Tweed, Hadley & McCloy, special Federal tax counsel to the Offering Agent ("Federal Tax Counsel"), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

  THE TAX DISCUSSION CONTAINED HEREIN ASSUMES THAT THE AGGREGATE DEEMED PURCHASE PRICE OF THE CERTIFICATES (AS DESCRIBED HEREIN) WILL AT LEAST EQUAL THE STATED PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES.

TAX STATUS OF TRUST

  It is expected that each Prospectus Supplement will contain an opinion of Federal Tax Counsel that the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. If, in the opinion of Federal Tax Counsel, the Trust will not be classified as a grantor trust for Federal income tax purposes, the Prospectus Supplement will contain a statement to that effect. If the Trust will be classified as a grantor trust, each Certificateholder will be subject to Federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Certificates, as if (in the case of a Callable Series) it issued directly the portion of the call right allocable to such Certificates and as if it paid directly its allocable share of reasonable expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificateholders will not realize OID except with respect to a "stripped bond" (as defined below).

INCOME OF CERTIFICATEHOLDERS

  In General. A Certificateholder will allocate the amount it paid (or, as explained in the next sentence, is deemed to have paid) for its Certificate among the portions of the Underlying Securities allocable to such

Certificate, in proportion to their relative fair market values on the date of purchase of the Certificate. If a Series of Certificates is a Callable Series, a Certificateholder should be treated as having purchased the portion of the Underlying Securities represented by the Certificates for their full fair market value, which may exceed the actual purchase price of the Certificates, and, to the extent that the aggregate amount of the fair market value of the portion of the Underlying Securities that are allocable to its Certificates exceeds the amount the Certificateholder actually paid for its Certificates, be deemed to have been paid such excess by the holder of the call right as a call premium. A Certificateholder would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

  If a Series of Certificates provides that a third party has the right to retain or receive a portion of the interest paid on the Underlying Securities (a "Retained Interest"), the Underlying Securities represented by a Certificate of such Series will be considered to be a "stripped bond" within the meaning of Section 1286 of the Code, because the holder of the Retained Interest will be entitled to receive part of the interest on the Underlying Securities but no principal on the Underlying Securities. Under Section 1286 of the Code, as stripped bonds, the portion of the Underlying Securities represented by the Certificate is treated as having OID if the principal amount of those Underlying Securities exceeds their ratable share of the deemed purchase price, as described above. If there is OID, a holder would (subject to a de minimis exception) be required to include in income the portion of the OID allocable to such Underlying Securities based upon the constant yield method. If the stripped bonds represented by the Underlying Securities are purchased at a premium, the application of Section 1286 should not result in any OID. If, however, a subsequent purchaser purchases the Certificates for an amount such that the deemed purchase price of such stripped bonds represented by the Certificates is less than their principal amount by more than the de minimis amount, the portion of the Underlying Securities represented by the Certificates so purchased will be treated as having OID. If a Series of Certificates is a Callable Series and includes a Retained Interest, in determining the price at which the portion of the Underlying Securities represented by the Certificates is deemed to have been purchased, the value of the stripped bond and the call right are taken into account in the manner described in the preceding paragraph.

  Based upon the foregoing, each Certificateholder will be required to report on its Federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest earned on the Underlying Securities, and any gain or loss upon collection or disposition of the Underlying Securities. The portion of each payment to a Certificateholder that is allocable to principal on the Underlying Securities will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Underlying Securities.

  Bond Premium. To the extent that the portion of the (deemed) purchase price of a Certificate allocated to a Certificateholder's undivided interest in the Underlying Securities is greater than the portion of the principal balance of the Underlying Securities allocable to the Certificate, such interest in the Underlying Securities will have been acquired at a premium. In determining the amount of such premium, a portion of the purchase price for a Certificate will be allocated to the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus reducing the portion of the purchase price allocable to the Certificateholder's undivided interest in the Underlying Securities. A Certificateholder may elect to amortize any premium as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Underlying Securities under
Section 171 of the Code. If a Certificateholder makes or has made that election with respect to any debt instrument, the election would also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter. If the election is not made, any premium would be recognized as a capital loss under the rules discussed below upon the maturity or redemption of the Underlying Security, at which time the Certificateholder would recognize a capital gain in connection with the lapse of any call right.

  Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities would be a taxable event to Certificateholders on which they would recognize gain or loss.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

  In computing its Federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust and paid out of the Trust corpus as provided in Section 162 or 212 of the Code. If a Series of Certificates provides for a Retained Interest and any fees and expenses paid to the Trustee and the Depositor are borne by the holder of the Retained Interest, it is possible that such fees and expenses will be treated as having been constructively received by the Trust from the holder of the Retained Interest. In that case, a Certificateholder will be required to include in its income and will be entitled to deduct its pro-rata share of such fees. If a Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE

  Upon purchase of a Certificate, a Certificateholder should be deemed to have acquired its pro-rata share of the Underlying Securities at a price equal to their fair market value and, in the case of a Callable Series, as having received a payment in respect of any call right allocable to such Underlying Securities equal to the difference between the fair market value of such Underlying Securities and the purchase price of the Certificate (excluding any amount paid in respect of accrued interest on the Underlying Securities). Accordingly, in the case of a Callable Series, the Certificateholder's basis in its interest in the Underlying Security would be greater than the amount the Certificateholder paid for its Certificate (excluding any amount paid in respect of accrued interest on the Underlying Securities).

  Upon sale of a Certificate, the selling Certificateholder should be treated as having received proceeds in respect of the Underlying Securities equal to their fair market value (excluding accrued interest) and, if a Series of Certificates is a Callable Series, as having paid an amount equal to the difference between such fair market value and the proceeds received in respect of the Certificates (excluding the portion thereof attributable to accrued interest) to terminate its obligation under the call right. Gain or loss should be determined separately for the portion of the Underlying Securities and the call right allocable to the Certificates.

  Gain or loss with respect to a call right will equal the difference between the amount deemed to have been received with respect to the call right upon the purchase of the Certificates and the amount deemed paid by the Certificateholder in respect of the discharge of its obligations under the call right in connection with the sale of the Certificates. Any such gain or loss will be short term gain or loss, regardless of the holding period for the Certificates. Gain or loss with respect to the Underlying Securities will equal the difference between the amount deemed received in respect of the Underlying Securities (excluding accrued interest, which will be treated as interest received) and the Certificateholder's basis therefor. Subject to the discussion below under "Application of the Straddle Rules," such gain or loss will be long-term capital gain or loss if the Certificates have been held for more than one year and short-term otherwise.

CALL PREMIUM; EXERCISE OF CALL RIGHT

  As described above, if a Series of Certificates is a Callable Series, each Certificateholder of that Series should be deemed to have received at the time of its purchase of its Certificate a call premium in an amount equal to the fair market value of the portion of the Call Right allocable to its Certificate. The receipt of such call premium should not be a taxable event to the Certificateholder until such time as the call right so allocable to its Certificate is exercised or lapses. If the call right lapses unexercised, the Certificateholder will be required to include the call premium in income for the taxable year the call right terminated as short-term capital gain. If the call right is exercised, the proceeds of sale of the Certificate will be deemed for federal income tax purposes to be increased by the amount of the call premium. The gain from such sale will be long-term if the Certificate was then held for more than one year and short-term otherwise.

APPLICATION OF THE STRADDLE RULES

  It is possible that a Certificateholder's interest in the Underlying Security and a call right may constitute positions in a "straddle." If so, a Certificateholder selling its Certificate would be required to treat any gain or loss recognized with respect to the Underlying Security as short term gain or loss, regardless of the period for which the Certificate is held. In addition, the straddle rules might require a Certificateholder to capitalize, rather than deduct, interest and carrying charges allocable to the Certificateholder's interest in its Certificates. Further, if the Internal Revenue Service were to take the position that a Certificateholder's interest in the Underlying Security and the call right constituted a "conversion transaction" as well as a straddle, then a portion of any gain realized with respect to the Underlying Security or call right may be characterized as ordinary income.

BACKUP WITHHOLDING

  Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATEHOLDERS

  Amounts paid to Certificateholders that are not United States persons ("Foreign Certificateholders") generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificateholder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includable in gross income for U.S. Federal income tax purposes, regardless of its source.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (e) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

  In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

  An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets". Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Certificate is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant".

  Under the Regulations, a publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Depositor anticipates that the Certificates will be considered publicly-offered securities within the meaning of the Regulation.

  Participation by benefit plan investors in the Certificates would not be significant if immediately after the most recent acquisition of a Certificate, whether or not from the Depositor or an Agent or Offering Agent, less than 25% of the value of such Certificates were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

  If the assets of the Trust were deemed to be plan assets, certain transactions involving the Trust, including the acquisition of the Certificates themselves by a Plan, could be prohibited transactions. If, for example, an obligor with respect to any of the Underlying Securities, or any of such obligor's affiliates, were a party in interest or disqualified person with respect to an acquiring Plan, the acquisition of the Certificate could be construed as a prohibited indirect loan from the Plan to the obligor.

  Certificates will not be sold to any Plan unless the Depositor is able to confirm the existence of at least 100 independent purchasers of the Certificates.

  ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                             PLAN OF DISTRIBUTION

  Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

  If underwriters are used in the sale, Certificates will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Citicorp Securities, Inc. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

  Only Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby.

  Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such underwriters or affiliates in connection with offers and sales related to market-making transactions in the Certificates.

  If an Underwriter has participated in the initial public offering of the Underlying Securities relating to a Series of Certificates, at least 90 days will have elapsed since the date on which such Underwriter completed its sale of its allotment of the Underlying Securities in such public offering.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Milbank, Tweed, Hadley & McCloy New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                       PAGE
                                                                  --------------
$................................................................              3
Base Rate........................................................             11
Business Day.....................................................             11
Calculation Date................................................. 13, 14, 15, 16
Calculation Agent................................................             12
Callable Series..................................................             18
Call Date........................................................             18
Call Price.......................................................             18
CD Rate..........................................................             13
CD Rate Certificate..............................................             11
CD Rate Determination Date.......................................             13
CDs (Secondary Market)...........................................             13
Cede.............................................................              3
CertificateS.....................................................       cover, 9
Certificate Account..............................................             25
Certificate Principal Balance....................................             16
Certificate Rate.................................................              9
Certificateholders...............................................          cover
clearing agency..................................................             18
clearing corporation.............................................             18
Code.............................................................             33
DOL..............................................................             36
Commercial Paper Rate Certificate................................             11
Commercial Paper Rate Determination Date.........................         13, 14
Commercial Paper Rate............................................         13, 14
Commercial Paper.................................................             13
Commission.......................................................       cover, 2
Company..........................................................           II-3
Composite Quotations.............................................             12
Concentrated Underlying Security.................................             21
Cut-off Date.....................................................             26
Definitive Certificates..........................................      cover, 18
Deposited Assets.................................................      cover, 20
Depositor........................................................          cover
Depository.......................................................             18
Determination Date...............................................             10
Distribution Date................................................              2
DMG..............................................................              7
dollar...........................................................              3
DTC..............................................................          cover
Eligibility Criteria.............................................             21
ERISA............................................................             36
Exchange Act.....................................................              2
Exchangeable Series..............................................          7, 16
Excluded Interest................................................              8
Federal Funds Rate...............................................             14
Federal Funds Rate Certificate...................................             11
Federal Funds Rate Determination Date............................             14
Federal Funds (Effective)........................................             14

                                                                           PAGE
                                                                          ------
Federal Funds/Effective Rate.............................................     14
Federal Tax Counsel......................................................     33
Fixed Rate Certificates..................................................     11
Floating Rate Certificates...............................................     11
Foreign Certificateholders...............................................     36
Global Security..........................................................  cover
Government Securities....................................................  cover
H.15(519)................................................................     12
Identifying Information..................................................     21
Index Maturity...........................................................     11
Interest Reset Date......................................................     12
Interest Reset Period....................................................     12
IRS......................................................................     33
LIBOR Determination Date.................................................     15
LIBOR Certificate........................................................     11
LIBOR....................................................................     15
London Banking Day.......................................................     11
Maximum Certificate Rate.................................................     12
Minimum Certificate Rate.................................................     12
Money Market Yield.......................................................     14
Offering Agent...........................................................  cover
OID......................................................................     33
Option to Elect Exchange.................................................     17
Optional Exchange Date...................................................     17
Original Issue Date......................................................      9
Outstanding Debt Securities..............................................     23
participants.............................................................     18
Prospectus Supplement....................................................  cover
Rating Agency............................................................      6
Realized Losses..........................................................     16
Registration Statement...................................................      2
Regulations..............................................................     36
Required Percentage--Waiver..............................................     31
Required Percentage--Amendment...........................................     30
Required Percentage--Remedies............................................ 28, 30
Retained Interest........................................................     34
Reuters Screen LIBO Page.................................................     15
Secured Underlying Securities............................................     23
Securities Act...........................................................      2
Senior Underlying Securities.............................................     23
Series...................................................................  cover
Spread...................................................................     11
Spread Multiplier........................................................     11
Sub-Administration Agreement.............................................     27
Sub-Administrative Agent.................................................     27
Subordinated Underlying Securities.......................................     23
Treasury Rate Certificate................................................     11
Treasury Rate Determination Date.........................................     16
Treasury Rate............................................................ 15, 16
Treasury bills...........................................................     15
Trust....................................................................  cover

                                                                         PAGE
                                                                       ---------
Trust Agreement.......................................................     cover
Trust Indenture Act...................................................        22
Trustee...............................................................     cover
Trustee's Fee.........................................................         8
U.S. dollars..........................................................         3
U.S.$.................................................................         3
Underlying Securities................................................. cover, 20
Underlying Securities Currency........................................        24
Underlying Securities Indenture.......................................        22
Underlying Securities Interest Accrual Periods........................        24
Underlying Securities Issuer..........................................    20, 21
Underlying Securities Payment Dates...................................        24
Underlying Securities Rate............................................        24
Underlying Securities Trustee.........................................        22
Underlying Security Events of Default.................................        23
USD...................................................................         3
Variable Certificate Rate.............................................         9

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR RE-LATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRE-SENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ELMWOOD FUNDING LIMITED OR THE OFFERING AGENT OR ANY UNDERWRITER. THIS PROSPECTUS OR RELATED PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDIC-TION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUM- STANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ELMWOOD FUNDING LIMITED SINCE SUCH DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUPPLEMENT.....................................................    2
AVAILABLE INFORMATION.....................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    2
REPORTS TO CERTIFICATEHOLDERS.............................................    3
ENFORCEMENT OF CIVIL LIABILITIES..........................................    3
RISK FACTORS..............................................................    4
THE DEPOSITOR.............................................................    7
USE OF PROCEEDS...........................................................    7
FORMATION OF THE TRUST....................................................    7
DESCRIPTION OF CERTIFICATES...............................................    9
 General..................................................................    9
 Distributions............................................................   10
 Interest on the Certificates.............................................   11
 Principal of the Certificates............................................   16
 Optional Exchange........................................................   16
 Call Right...............................................................   18
 Global Securities........................................................   18
DESCRIPTION OF DEPOSITED ASSETS...........................................   20
 General..................................................................   20
 Selection of Deposited Assets............................................   20
 Underlying Securities Issuer.............................................   21
 Underlying Securities Indenture..........................................   22
 Principal Economic Terms of Underlying Securities........................   24
 Other Deposited Assets...................................................   25
 Collections..............................................................   26
DESCRIPTION OF THE TRUST AGREEMENT........................................   27
 General..................................................................   27
 Assignment of Deposited Assets...........................................   27
 Collection and Other Administrative Procedures...........................   27
 Retained Interest........................................................   28
 Trustee Compensation and Payment of Expenses.............................   28
 Distributions on Certificates............................................   29
 Optional Exchange........................................................   30
 Voting Rights with Respect to Underlying Securities......................   30
 Limitations on Rights of Certificateholders..............................   31
 Modification and Waiver..................................................   31
 Reports to Certificateholders; Notices...................................   32
 Evidence as to Compliance................................................   33
 Replacement Certificates.................................................   33
 Termination..............................................................   33
 Duties of the Trustee....................................................   33
 The Trustee..............................................................   34
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................   34
 General..................................................................   34
 Tax Status of Trust......................................................   34
 Income of Certificateholders.............................................   34
 Deductibility of Trust's Fees and Expenses...............................   36
 Purchase and Sale of a Certificate.......................................   36
 Call Premium; Exercise of Call Right.....................................   36
 Application of the Straddle Rules........................................   36
 Backup Withholding.......................................................   37
 Foreign Certificateholders...............................................   37
ERISA CONSIDERATIONS......................................................   37
PLAN OF DISTRIBUTION......................................................   38
LEGAL MATTERS.............................................................   39


                            ELMWOOD FUNDING LIMITED


                              TRUST CERTIFICATES
                             (ISSUABLE IN SERIES)

                               ----------------

                                  PROSPECTUS

                               ----------------

                           CITICORP SECURITIES, INC.

                              DATED JUNE 16, 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

     SEC Registration Fee........................................... $15,151.52
     Legal Fees and Expenses........................................ $     *
     Accounting Fees and Expenses................................... $     0.00
     Trustee's Fees and Expenses (including counsel Fees)........... $     *
     Blue Sky Qualification Fees and expenses....................... $     0.00
     Printing and Engraving Fees.................................... $     *
     Rating Agency Fees............................................. $     *
     NYSE Listing Fee............................................... $     *
     Miscellaneous.................................................. $     0.00
                                                                     ----------
         Total...................................................... $     *
                                                                     ==========

--------
* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 123 of the Articles of Association of the Registrant provides that the directors and officers of the Registrant and any trustee acting in relation to any of the affairs of the Registrant and the heirs, executors, administrators and personal representatives of any of the foregoing shall be indemnified out of the assets of the Registrant from and against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by any of them by reason of any act done or omitted in connection with their executing their duties in their respective offices or trusts, except where such actions, proceedings, costs, charges, losses, damages or expenses were incurred or sustained through the wilful neglect or default of such director, officer or trustee. Section 123 further provides that no such director, officer or trustee shall be answerable for (a) the act, receipt, neglect or default of any other director, officer or trustee, (b) joining in any receipt for the sake of conformity, (c) the solvency or honesty of any banker or other person with whom any monies or effects belonging to the Registrant may be lodged or deposited for safe custody, (d) any insufficiency of any security upon which any monies of the Registrant may be invested or (e) any other loss or damage resulting from any of the foregoing or incurred or sustained in connection with the execution of his or her office or trust unless the same shall result from the wilful neglect or default of such director, officer or trustee.

  Reference is made to Section 7 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

  *1.1    Form of Underwriting Agreement
  *3.1    Certificate of Incorporation of Elmwood Funding Limited as currently in effect
  *3.2    Memorandum and Articles of Association of Elmwood Funding Limited as
           currently in effect
  *4.1    Form of Trust Agreement
  *5.1    Opinion of Milbank, Tweed, Hadley & McCloy as to legality (including consent of such firm)
  *8.1    Opinion of Milbank, Tweed, Hadley & McCloy as to certain tax matters
           (including consent of such firm)
 *23.1    Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibits 5.1 and 8.1)
 *24.1    Power of Attorney
 *25.1(a) Statement of eligibility of Trustee

--------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  A. UNDERTAKING PURSUANT TO RULE 415.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X throughout the continuous offering.

  B. FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF ELMWOOD FUNDING LIMITED (THE "COMPANY") THAT SHE HAS REASONABLE GROUNDS TO BELIEVE THAT THE COMPANY MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN GEORGE TOWN, GRAND CAYMAN, BRITISH WEST INDIES, ON THE 9TH DAY OF JUNE, 1997.

                                          Elmwood Funding Limited

                                                   /s/ Derrie Boggess
                                          By: _________________________________
                                                Derrie Boggess, Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE PERSONS LISTED BELOW IN THE CAPACITIES AND ON THE DATES INDICATED BELOW:

              SIGNATURE                    POSITION             DATE
              ---------                    --------             ----

         /s/ Derrie Boggess                Director         June 9, 1997
_____________________________________
           DERRIE BOGGESS

          /s/ Darren Riley                 Director         June 9, 1997
_____________________________________
            DARREN RILEY

  Elmwood Funding Limited has no executive officers; therefore, Darren Riley has been temporarily designated as Chief Executive Officer and Derrie Boggess has been temporarily designated as Chief Financial Officer and Chief Accounting Officer, in each case solely for the purpose of complying with the instructions for the filing of a Registration Statement on Form S-3.

AUTHORIZED REPRESENTATIVE

          /s/ Esther Asher
_____________________________________
Esther Asher, as the duly authorized
representative of Elmwood Funding
Limited in the United States

Date: June 9, 1997

Esther Asher
c/o Citicorp Securities, Inc.
399 Park Avenue
7th Floor
New York, NY 10043

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                          PAGE
 -----------                         -----------                          ----
   *1.1      Form of Underwriting Agreement
   *3.1      Certificate of Incorporation of Elmwood Funding Limited as
              currently in effect
   *3.2      Memorandum and Articles of Association of Elmwood Funding
              Limited as currently in effect
   *4.1      Form of Trust Agreement
   *5.1      Opinion of Milbank, Tweed, Hadley & McCloy as to legality
              (including consent of such firm)
   *8.1      Opinion of Milbank, Tweed, Hadley & McCloy as to certain
              tax matters (including consent of such firm)
  *23.1      Consent of Milbank, Tweed, Hadley & McCloy (included in
              Exhibits 5.1 and 8.1)
  *24.1      Power of Attorney
  *25.1(a)   Statement of eligibility of Trustee

--------
* To be filed by amendment.